SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2003

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   0-19278                     13-3357370
(State or other jurisdiction  (Commission file Number)              (IRS
      of incorporation)                                      Identification No.)

         51 James Way, Eatontown, New Jersey                 07724
       (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (732) 542-2800


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events

            Osteotech, Inc. announced today that, in an effort to improve efficiencies, on September 24, 2003, it implemented a selective reduction in the workforce, which affected all domestic operational areas of the Company and resulted in the elimination of 22 positions, or about 5% of the workforce. As a consequence, the Company will record a pre-tax charge for severance costs in the third quarter of approximately $360,000, or an after tax effect of approximately $.01 diluted net income per share. It is also expected that this action will result in pre-tax annualized savings of approximately $1.4 million in 2004, or an after tax benefit of approximately $.05 diluted net income per share.

            Richard W. Bauer, Osteotech's President and Chief Executive Officer, will host a conference call on October 3, 2003 at 10:00 a.m. Eastern Standard Time to discuss the workforce reduction and other related items. You are invited to listen to the conference call by dialing (706) 679-7007. The conference call will also be simultaneously Web Cast at http://www.osteotech.com. Automated playback will be available from 2:00 p.m. Eastern Standard Time, October 3, through 11:55 p.m., October 10, by dialing (706) 645-9291.

            Certain statements made throughout this Form 8-K that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's anticipated financial results, future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, completion of our historical financial statements, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the

Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2002 and the Form 10-Q for the first two quarters of
2003) filed with the Securities and Exchange Commission. All information in this report is as of September 26, 2003 and we undertake no duty to update such information.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2003

                                                      OSTEOTECH, INC.
                                              ---------------------------------
                                                      (Registrant)


                                          By: /s/ Michael J. Jeffries
                                              ---------------------------------
                                              MICHAEL J. JEFFRIES
                                              Executive Vice President,
                                              Chief Financial Officer
                                              (Principal Financial Officer
                                              and Principal Accounting Officer)